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                                                                   EXHIBIT 10.48

                  CONFIDENTIALITY AND NON-COMPETITION AGREEMENT


         THIS CONFIDENTIALITY AND NON-COMPETITION AGREEMENT (this "Agreement") is made and entered into as of the 28th day of June, 1996 by and between ChemGenics Pharmaceuticals Inc., a Delaware corporation ("ChemGenics"), and PerSeptive Biosystems, Inc., a Delaware corporation ("PBIO"). Capitalized terms not defined herein shall have the meaning ascribed to them in the Master Agreement (as hereinafter defined).

         WHEREAS, ChemGenics and PBIO have entered into a Master Agreement dated as of May 7, 1996 (the "Master Agreement"), which provides for the sale, license or transfer by PBIO to ChemGenics of certain of PBIO's assets, projects and activities principally related to drug discovery activities and efforts (collectively, the "Drug Discovery Program");

         WHEREAS, ChemGenics and PBIO have entered into a License Agreement of even date (the "License Agreement"), which provides for the license by PBIO to ChemGenics of certain PBIO technology for drug discovery purposes;

         WHEREAS, one of the conditions precedent to the consummation by the parties of the transactions contemplated by the Master Agreement is that the parties shall have entered into this Agreement.

         NOW THEREFORE, in consideration of the preceding recitals, the covenants, conditions and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

         1.       PBIO Non-Competition Covenants.

                  (a) PBIO hereby covenants and agrees that, as long as the License Agreement remains in effect, and except as otherwise provided in the License Agreement or in that certain Consulting and Interim Services Agreement of even date herewith between PBIO and ChemGenics (the "Consulting Agreement"), neither PBIO nor any of its affiliates (other than ChemGenics) shall:

                  (i) engage in drug discovery or enter into any research and/or development agreement or other collaborative arrangement with a third party anywhere in the world for drug discovery whereby PBIO receives either (i) ownership rights or license rights in products of such research and/or development or collaborative arrangement, (ii) royalty payments based on sales of the products of such research and/or development or collaborative arrangement or (iii) cash or other compensation as fees or milestone payments based on the conduct or success of research efforts under such agreement or
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         arrangement, provided that the foregoing shall not be deemed to prevent
         PBIO from providing and performing, and permitting others to provide and perform, pre-sale and post-sale services consistent with PBIO's current practice related to products developed, made, manufactured, offered for sale, sold or distributed by PBIO; or

                  (ii) for themselves or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultants to ChemGenics or its affiliates to terminate his or her employment with, consultancy to, or otherwise cease his or her relationship with ChemGenics or its affiliates for any reason.

                  (b) Reasonableness of Restrictions. PBIO recognizes and agrees that the specific but broad geographical scope of the foregoing provisions is reasonable, legitimate and fair in view of ChemGenics' present strategy and its future needs to market its products in a large geographic area in order to have a sufficient customer base to make ChemGenics' business profitable, and in view of the consideration received by PBIO pursuant to the Master Agreement.

         2.       ChemGenics Non-Competition Covenants.

                  (a) ChemGenics hereby covenants and agrees that, as long as the License Agreement remains in effect, and except as otherwise provided in the License Agreement or Consulting Agreement, neither ChemGenics nor any of its affiliates (other than PBIO) shall:

                  (i) offer to sell, sell or distribute anywhere in the world, except to Partners (as defined in the License Agreement) in connection with and pursuant to an agreement principally for drug discovery between ChemGenics and the Partner, any instruments, equipment, machinery, apparatus, devices, media, reagents, compounds, resins, activators, linkers, particles, supports or other materials or substances (including without limitation oligomers, peptides and other molecules), tools or other products or systems comprising the foregoing for the purification, analysis, sequencing or synthesis of molecules; provided that the foregoing shall not be construed to override the prohibition in Section 2.1.1 of the License Agreement against utilizing the Licensed Technology (as defined therein) to offer to sell, sell or distribute Tools (as defined therein), even to Partners; or

                  (ii) for themselves or on behalf of or through any third party, directly or indirectly, solicit, entice or persuade or attempt to solicit, entice or persuade any employees of or consultants to PBIO or its affiliates to terminate his or her employment with, consultancy to, or otherwise cease his or her relationship with PBIO or its affiliates for any reason.


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                  (b) Reasonableness of Restrictions. ChemGenics recognizes and agrees that the specific but broad geographical scope of the foregoing provisions is reasonable, legitimate and fair in view of PBIO's present strategy and its future needs to market its products in a large geographic area in order to have a sufficient customer base to make PBIO's business profitable.

         3. Protected Information. In addition to and without limiting the confidentiality obligations set forth in the Confidentiality Agreement or the License Agreement, PBIO shall at all times maintain in confidence and shall not, without the prior written consent of ChemGenics use, disclose or give to others any confidential information particular to or relating to the particular drug discovery projects of the Drug Discovery Program.

         PBIO and ChemGenics acknowledge that during the term of this Agreement each may have access to confidential and proprietary information of the other, including tangible manifestations of technology (including, without limitation, organisms (or parts thereof), cell lines, cultures, plasmids, clones, vectors, reagents and DNA and progeny, reproductions and derivatives of any of them), information, data, formulae, methods, processes, procedures, patents and ideas and the like ("Proprietary Information"), provided that Proprietary Information shall not include any item of tangible property, information, data, formula, method, process, procedures, patents or ideas which:

         (a) is within the public domain prior to the time of disclosure to the other or thereafter comes within the public domain, other than as a result of disclosure by the recipient or any of its representatives in violation of this Agreement;

         (b) was, on or before the date of disclosure to the recipient in the possession of the recipient as evidenced by written records of the recipient; or

         (c) is acquired by the Recipient from a third party not under an obligation of confidentiality to the disclosing party.

         The Parties shall use the Proprietary Information only as permitted by the License Agreement or in connection with the transactions contemplated by the Master Agreement.

         The Parties shall limit access to all Proprietary Information to their employees, consultants and subcontractors who shall reasonably require access to the Proprietary Information for the permitted use thereof.

         In the event that a party or anyone to whom it transmits the Proprietary Information pursuant to this Agreement becomes legally required to disclose any such Proprietary Information, such party shall provide the other with prompt notice so that it may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that such

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party waives compliance with the provisions of this Agreement, the recipient shall furnish only that portion of the Proprietary Information which is legally required in the opinion of recipient's counsel.

         4. ChemGenics' Access to Technology of PBIO-Related Entities. As long as the License Agreement remains in effect, PBIO shall use its reasonable efforts to negotiate provisions in any entity, partnership, joint venture or other off-balance-sheet financing vehicle in which PBIO owns or has the right to acquire more than a de-minimus interest or to which PBIO is a party, either directly or through any Affiliate (as defined in the License Agreement), to afford ChemGenics access and rights for drug discovery purposes to technology developed or acquired by any such entity, partnership, joint venture or other off-balance-sheet financing vehicle, and PBIO agrees that PBIO's (and such Affiliate's) rights in and to any such technology shall be included in the Licensed Technology under the License Agreement to the extent permitted by any such provisions.

         5. Severability Provision. If any term or provision of this Agreement is held to be invalid or unenforceable under applicable law, such provision shall be ineffective only to the extent of such invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. In furtherance of and not in limitation of the foregoing, PBIO and ChemGenics expressly agree that if the duration of or geographical extent of, or any of the business activities covered by, the non-competition provisions of Sections 1 and 2 hereof are determined to be in excess of that which is valid or enforceable under applicable law, then such provision shall be construed to cover only that duration, extent or activities that may validly or enforceably be covered. PBIO and ChemGenics acknowledge the uncertainty of the law in this respect and expressly stipulate that this Agreement shall be construed in a manner that renders its provisions valid and enforceable to the maximum extent (not exceeding its express terms) possible under applicable law.

         6. Remedies. PBIO and ChemGenics acknowledge and agree that any breach by PBIO, ChemGenics or their respective affiliates of the provisions of Sections 1 through 4 of this Agreement could cause irreparable damage. Accordingly, in the event of any actual or threatened breach by PBIO, ChemGenics or their respective affiliates of such provisions, the non-breaching party shall (in addition to any other remedies that it may have) be entitled to a temporary and/or permanent injunction or other equitable relief to enforce such provisions. PBIO, ChemGenics or their respective affiliates hereby waive any adequacy of remedy at law defense which such party may now or hereafter have in the event of any breach by such party or its affiliates of the provisions of Sections 1 through 4 of this Agreement.

         7. No Waiver of Rights, Powers and Remedies. No failure or delay by a party hereto in exercising any right, power or remedy under this Agreement, and no course of dealing between the parties hereto, shall operate as a waiver of any such right, power or remedy of the party. No single or partial exercise of any right, power or remedy under this Agreement by a

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party hereto, nor any abandonment or discontinuance of steps to enforce any such right, power or remedy, shall preclude such party from any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The election of any remedy by a party hereto shall not constitute a waiver of the right of such party to pursue other available remedies. No notice to or demand on a party not expressly required under this Agreement shall entitle the party receiving such notice or demand to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the party giving such notice or demand to any other or further action in any circumstances without such notice or demand.

         8.       Miscellaneous.

         (a) Amendment and Waiver. This Agreement may be amended, and any term or provision of this Agreement may be waived, only by written agreement of the parties hereto.

         (b) Assignment. This Agreement shall be assignable only to any party to whom the License Agreement is assigned, in accordance with the terms contained therein.

         (c) Termination. This Agreement (other than Section 3) shall terminate when and if the License Agreement terminates.

         (d) Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts, without giving effect to the conflict of law principles thereof.

         (e) Jurisdiction and Service of Process. Any legal action or proceeding with respect to this Agreement may be brought in the courts of the Commonwealth of Massachusetts or of the United States of America for the District of Massachusetts. By execution and delivery of this Agreement, each of the parties to this Agreement hereto accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereby irrevocably waive any objection or defense that they may now or hereafter have to the assertion of personal jurisdiction by any such court in any such action or to the laying of the venue of any such action in any such court, and hereby waive, to the extent not prohibited by law, and agree not to assert, by way of motion, as a defense, or otherwise, in any such proceeding, any claim that is not subject to the jurisdiction of the above-named courts for such proceedings. Each of the parties hereto irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to any party at its address set forth below and irrevocably waives any objection or defense that it may now have or hereafter have to the sufficiency of any such service of process in any such action.

         (f) Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be addressed to the receiving party's address set forth below or to such other

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address as a party may designate by notice hereunder, and shall be either (i)
delivered by hand, (ii) made by telex, telecopy or facsimile transmission, (iii) sent by recognized overnight courier, or (iv) sent by registered or certified mail, return receipt requested, postage prepaid.

         If to ChemGenics:          ChemGenics Pharmaceuticals Inc.
                                    One Kendall Square
                                    Building 300 - Third Floor
                                    Cambridge, MA  02139
                                    Attn: President

         With a copy to:            Jeffrey M. Wiesen, Esquire
                                    Mintz, Levin, Cohn, Ferris,
                                    Glovsky and Popeo, P.C.
                                    One Financial Center
                                    Boston, MA 02111
                                    Fax: (617) 542-2241

         If to PBIO:                PerSeptive Biosystems, Inc.
                                    500 Old Connecticut Path
                                    Framingham, MA  01701
                                    Attn: President

         With a copy to:            Rufus C. King, Esquire
                                    Testa, Hurwitz and Thibeault, L.L.P.
                                    125 High Street
                                    Boston, MA 02110
                                    Fax: (617) 248-7100

All notices, requests, consents and other communications hereunder shall be deemed to have been (i) if by hand, at the time of the delivery thereof to the receiving party at the address of such party set forth above, (ii) if made by telex, telecopy or facsimile transmission, at the time that receipt thereof has been acknowledged by electronic confirmation or otherwise, (iii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iv) if sent by registered or certified mail, on the fifth business day following the day such mailing is made.

         (g) Headings. The headings in the Sections and the paragraphs of this Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement.


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         (h) Counterparts. This Agreement may be executed in one or more counterparts, and by different parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


              [THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK.]


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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                           CHEMGENICS PHARMACEUTICALS INC.


                                           By: /s/ Barry A. Berkowitz
                                               ---------------------------------
                                                  Barry A. Berkowitz, President



                                           PERSEPTIVE BIOSYSTEMS, INC.


                                           By: /s/ Noubar B. Afeyan
                                               ---------------------------------
                                                  Noubar B. Afeyan, President


Confidentiality and
Non-Competition Agreement

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